UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

FOAMIX PHARMACEUTICALS LTD.
(Exact name of registrant as specified in its charter)

Israel	001-36621	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Holzman Street, Weizmann Science Park
Rehovot, Israel	7670402
(Address of principal executive offices)	(Zip Code)

+972-8-9316233
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On January 23, 2019, the Board of Directors (the “Board”) of Foamix Pharmaceuticals Ltd. (the “Company”) appointed Sharon Barbari to serve as a director of the Company in accordance with Article 17 of the Company’s Articles of Association. Ms. Barbari has been appointed to serve until the Company’s next annual general meeting. The Board has determined that Ms. Barbari satisfies the definition of an “independent director” under the Nasdaq Stock Market listing standards and applicable Securities and Exchange Commission (“SEC”) rules.

Ms. Barbari has served as Executive Vice President of Finance and Chief Financial Officer of Cytokinetics Inc. since July 2009. She served as Senior Vice President of Finance and Chief Financial Officer from September 2004 through June 2009. From September 2002 to August 2004, Ms. Barbari served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, and held several positions of increasing responsibility including most recently as its Vice President and Chief Financial Officer. Ms. Barbari has served on the board of directors of Sonoma Pharmaceuticals, Inc. since March 2014. Ms. Barbari received a B.S. in Accounting from San Jose State University.

Ms. Barbari will receive the standard director compensation that the Company provides to its non-employee directors pursuant to its amended compensation policy as described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2018. Ms. Barbari has entered into the Company’s standard form of indemnification agreement, the form of which was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018.

Ms. Barbari was not appointed as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Ms. Barbari and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Barbari’s appointment to the Board is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company is scheduled to host an R&D Day on January 24, 2019 from 12:00-3:00 p.m. EST at which the Company will provide an overview of its pre-launch medical affairs and commercial strategies for 2019 in support of the Company’s product candidate FMX101, 4% topical minocycline foam for the treatment of moderate to severe acne, as well as provide an update on new data from its ongoing Phase 3 clinical trial for FMX103, 1.5% topical minocycline foam for the treatment of papulopustular rosacea. A live webcast of the event, as well as the slides that will be provided during this presentation, will be available at the Company’s website (www.foamix.com) under the “Investors” tab.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 is not incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in the filing unless specifically stated so therein

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2019

FOAMIX PHARMACEUTICALS LTD.

By:	/s/ Mutya Harsch
Mutya Harsch
Chief Legal Officer